SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the Appropriate Box:
[  ]  Preliminary Proxy Statement
[  ]  Confidential,  for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or 240.14a-12

                     THERMOGENESIS  CORP.

           (Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:
         ________________________________________________________

     2) Aggregate number of securities to which transaction applies:
         _________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
     the  filing  fee  is  calculated  and  how  it  was       determined):
     _______________________________________________________

     4) Proposed maximum aggregate value of transaction: _______________

     5) Total Fee Paid: ____________________________________________

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid: ___________________
     2) Form, Schedule, or Registration No. _________
     3) Filing Party: _____________________________
     4) Date Filed: ______________________________

                          THERMOGENESIS CORP.
                         3146 Gold Camp Drive
                   Rancho Cordova, California 95670
                            (916) 858-5100









To the Stockholders of THERMOGENESIS CORP.:

      You are invited to attend the Annual Meeting of Stockholders of THERMOGENESIS CORP. ("Company") which will be held on May 29, 1997 at 10 a.m., local time, at the Radisson Inn at Lake Natoma, located at 702 Gold Lake Drive, Folsom, California 95630.

      The accompanying Notice of the Annual Meeting of the Stockholders and Proxy Statement contain the matters to be considered and acted upon, and you should read that material carefully.

      The Proxy Statement contains important information concerning the election of the Board of Directors, an amendment to the Company's Amended 1994 Stock Option Plan, and such other matters as may properly come before the meeting, including adjournment of the meeting. I urge you to give these matters your close attention since they are of great significance to the Company and its Stockholders.

      We hope you will be able to attend the meeting, but, if you cannot do so, it is important that your shares be represented. Accordingly, we urge you to mark, sign, date and return the enclosed proxy promptly. You may, of course, withdraw your proxy if you attend the meeting and choose to vote in person.

      Sincerely,



                                    Philip H. Coelho
                                    President and Chief Executive Officer



May 5, 1997

                               THERMOGENESIS CORP.
                              3146 Gold Camp Drive
                           Rancho Cordova, CA  95670
                                (916) 858-5100




                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 29, 1997


NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THERMOGENESIS CORP., a Delaware corporation ("Company"), will be held on May 29, 1997 at 10 a.m. (PSDT), at the Radisson Inn at Lake Natoma, located at 702 Gold Lake Drive, Folsom, California 95630, for the following purposes, all of which are more completely discussed in the accompanying Proxy Statement:

      1. To elect five (5) directors to serve one year terms or until their successors have been elected and qualified;

      2. To adopt an amendment to the Company's 1994 Stock Option Plan to increase the number of shares underlying that plan; and

      3. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

Only Stockholders of record at the close of business on May 2, 1997 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.



                                    BY ORDER OF THE BOARD OF DIRECTORS



                                    Charles de B. Griffiths
                                    Secretary

May 5, 1997




YOU ARE CORDIALLY INVITED TO ATTEND THERMOGENESIS CORP.'S ANNUAL MEETING OF STOCKHOLDERS. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE ANNUAL MEETING YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                                  PROXY STATEMENT
                                        OF
                                 THERMOGENESIS CORP.
                                3146 GOLD CAMP DRIVE
                              RANCHO CORDOVA, CA 95670
                                   (916) 858-5100

              INFORMATION CONCERNING THE SOLICITATION OF PROXIES

This Proxy Statement is furnished to the Stockholders of THERMOGENESIS CORP. ("Company") in connection with the solicitation of proxies on behalf of the Company's Board of Directors for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on May 29, 1997 at 10 a.m. (PDST), at the Radisson Inn at Lake Natoma, located at 702 Gold Lake Drive, Folsom,
California 95630, and at any and all adjournments thereof. A copy of the Company's Annual Report for the year ended June 30, 1996 accompanies this Proxy Statement. Only Stockholders of record on May 2, 1997 will be entitled to notice of, and to vote at, the Meeting.

The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted at the Meeting in accordance with its instructions. If no contrary instructions are given, each proxy received will be voted "FOR" the nominees for the Board of Directors and "FOR" the approval of proposal 2, and at the proxy holders' discretion, on such other matters, if any, which may properly come before the Meeting (including any proposal to adjourn the Meeting). Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Company written notice of its revocation addressed to Secretary, THERMOGENESIS CORP., 3146 Gold Camp Drive, Ranch Cordova, California 95670, or (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Meeting and giving the Secretary notice of his or her intention to vote in person prior to submission of any matter to vote.

The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to Stockholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to beneficial owners of the Company's common stock. In addition to the solicitation of proxies by use of the mail, some of the officers, directors, employees and agents of the Company may, without additional compensation, solicit proxies by telephone or personal interview, the cost of which the Company will also bear.


This Proxy Statement and form of proxy were first mailed to Stockholders on or about May 5, 1997.


                         RECORD DATE AND VOTING RIGHTS

The Company is authorized to issue up to 50,000,000 shares of common stock, par value $0.001, and 2,000,000 shares of preferred stock, par value $0.001. As of May 1, 1997, there were 15,834,005 shares of common stock issued and outstanding. No shares of preferred stock are outstanding. Each share of common stock shall be entitled to one vote on all matters submitted for Stockholder approval, including the election of directors. The record date for determination of Stockholders entitled to notice of and to vote at the Meeting is May 2, 1997. The Company's Certificate of Incorporation does not provide for cumulative voting. Under Delaware law, abstentions and broker non-votes will be counted for purposes of determining quorum to open the meeting, but will not be counted for or against any proposal submitted.

                        PROPOSAL ONE: ELECTION OF DIRECTORS

The Company's Amended and Restated By-laws ("By-laws") currently provide for the annual election of all directors. The authorized number of directors of the Company is stipulated in Article III, Section 2 of the Company's Bylaws as not less than three (3) nor more than seven (7). The Board of Directors has fixed the number of directors to be elected at the annual meeting at five (5), pursuant to the authority vested in them by the Bylaws.

In the event that any of the nominees should unexpectedly decline or be unavailable to act as a director, the enclosed proxy may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate any person in addition to, or in lieu of, those named below.

NOMINEES FOR DIRECTOR

The following table sets forth the persons nominated by the Board of Directors for election as directors and certain information with respect to those persons.

NOMINEE                   AGE       DIRECTOR        COMMON STOCK     PERCENT
                                     SINCE          OWNERSHIP{(1)}   OWNERSHIP



Philip H. Coelho           53         1986            584,500{(2)}      3.69%
President & Chief
Executive Officer

Charles de B.Griffiths     47         1989             507,500{(3)}      3.2%
V.P. Marketing & Sales,
Corporate Secretary

Walter J. Ludt, III        53         1996              200,000{(4)}      1.26%
Chief Operating Officer

Patrick McEnany            49          N/A                  -0-           -0%-

Hubert Huckel, M.D.        65          N/A                 7,000            *

Officers and Directors
as a group (7)                                         1,292,000          8.79%

Footnotes to Table
 *    Less than 1%.
{(1)} For  computation   purposes,   the   ownership   includes  only  options
      exercisable, as adjusted for the June 14, 1996 one-for-two stock consolidation, on or before June 30, 1997. The total outstanding includes shares assumed exercised for percentage ownership computation.
{(2)} Includes rights to purchase 175,000 common shares at $2.32 per share and 200,000 common shares at $2.125 per share pursuant to stock options granted December 31, 1993, and October 23, 1995, respectively, and 50,000 common shares granted on May 29, 1996 and repriced on April 2, 1997 at $2.3125 per share.
{(3)} Includes rights to purchase 125,000 common shares at $2.32 per share and 100,000 common shares at $2.125 per share pursuant to stock options granted December 31, 1993 and October 23, 1995, respectively. Also includes 257,500 common shares held by the Beaufort Trust for the benefit of Mr. Griffiths. Although he is the beneficiary of the trust, Mr. Griffiths has no voting or dispositive power over the 257,500 shares held in trust.
{(4)} Includes rights to purchase 100,000 common shares at $2.125 per share pursuant to stock options granted in October 1995, and rights to purchase 50,000 shares granted on May 29, 1996 and repriced on April 2, 1997 at $2.3125 per share, and rights to purchase 50,000 common shares at $3.00 per share pursuant to stock options granted pursuant to employment in 1995.

BACKGROUND OF NOMINEES.

The following  is  the  business  background  for officers and directors of the
Company:

PHILIP H. COELHO was named President of the Company on September 1989. From October 1986 to September 1989, Mr. Coelho was Vice President and Director of Research, Development and Manufacturing. Mr. Coelho was President of Castleton, Inc. from October 1983 until October 1986. Castleton developed and previously licensed the Insta Cool Technology to the Company. Mr. Coelho has a Bachelor of Science degree in Mechanical Engineering from the University of California, Davis, and is the inventor or co-inventor on all of the Company's patents.

CHARLES DE B. GRIFFITHS was elected to the Board of Directors in December 1989 and became Director of International Sales in January 1990. He is a Chartered Accountant and holds a degree in Economics from the University of Manchester, U.K. From January 1980 until December 1987 he was the Managing Director of a number of successful overseas manufacturing subsidiaries of the Cloride Group, including a $25,000,000 joint venture with the government of Egypt which he steered to profitability in its first year of operation. In his last appointment with Cloride he was in charge of the Scandinavian manufacturing operations based in Denmark and was concurrently responsible for all European automotive marketing activities. Mr. Griffiths is an internationally oriented businessman with appropriate experience in industrial marketing and manufacturing enhanced by studies at Harvard and Cranfield Business Schools. He conducted a consulting practice in the United Kingdom from January 1988 until December 1989.

WALTER J. LUDT, III rejoined the Company as its Chief Operating Officer and Vice President in February 1995. From March 1994 until February 1995, Mr. Ludt was a consultant (acting Chief Financial Officer) to the Omohundro Company, a manufacturer of state of the art carbon fiber spars for sail boats, where he was instrumental in raising $5,000,000 in capital and restructuring $2,500,000 in bank debt. From June 1992 to February 1994, Mr. Ludt was Vice President and Chief Financial Officer of Protel Technology, a developer and marketer of sophisticated EDA software. Prior to June 1992, Mr. Ludt was a Director, Chief Financial Officer, and Secretary of the Company. Mr. Ludt holds a Bachelor of Science Degree in Business/Accounting from California State University at Long Beach.

PATRICK MCENANY has been the President of Royce Laboratories since June 1991 and its Chairman since February 1994. Mr. McEnany was the President, Chief Executive Officer and Chief Financial Officer of Zenex Synthetic Lubricants, Inc. ("Zenex"), a company engaged in the distribution of synthetic lubricants from 1973 until 1985. In February 1985, Zenex merged with Home Intensive Care, Inc. ("HIC"), a provider of home infusion therapy services and Mr. McEnany continued to serve as a director and chairman of the audit committee of the combined entity. In July 1993, HIC was acquired by W.R. Grace & Co. From December 1984 through 1991, Mr. McEnany also served as the President of Equisource Capital, Inc., a consulting company in the areas of corporate finance and investment banking. He currently serves as Vice Chairman and director of the National Association of Pharmaceutical Manufacturers. Mr. McEnany was a director of the Company in 1991.

HUBERT E. HUCKEL, M.D. was the President of the Life Sciences Group and a member of the Executive Committee at Hoechst Celanese Corporation ("Hoechst") until his retirement in 1992. Dr. Huckel joined Hoechst AG, in Frankfurt, Germany in 1964 and transferred to Hoechst's U.S. subsidiary in 1966. Currently, Dr. Huckel serves as a member of the Board of Directors for Sano Corporation and Titan Pharmaceuticals. Dr. Huckel received his medical degree in from the University of Vienna, Austria in 1956.


VOTE REQUIRED

A plurality of votes of the shares of common stock present or represented and voting at the meeting is required to elect the nominees submitted.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING FOR ALL NOMINEES FOR THE BOARD OF DIRECTORS

                PROPOSAL TWO: APPROVAL OF AMENDED STOCK OPTION PLAN

The Company's Amended 1994 Stock Option Plan ("Plan") currently provides for the granting of options representing the right to acquire up to 1,000,000 shares of common stock. On April 2, 1997, and subject to Stockholder approval, the Board of Directors approved an amendment to the Stock Option Plan to increase the number of shares of common stock issuable upon exercise of options granted under the Plan by an additional 450,000 shares in order to assure that the Plan will continue to have sufficient shares to serve as a vehicle to attract and retain the services of key employees and to help such key employees realize a direct proprietary interest in the Company. The amendment is set forth in Exhibit A attached to this Proxy Statement. The other terms of the Plan remain unchanged.

During the fiscal year ended June 30, 1996, options under the Plan representing the right to acquire a total of 377,000 shares of the Company's common stock had been granted to officers, directors, and employees of the Company. In addition, from July 1, 1996 to the present, the Compensation Committee of the Board of Directors granted 231,250 options to officers, directors and employees. The grant price of options issued during the fiscal year and those issued up to the present ranged from $1.64 to $3.75.

DESCRIPTION OF THE PLAN.

The following is a summary of the principal provisions of the Plan in effect prior to the amendment described in this Proposal Two. Other than the increase in the number of shares of common stock underlying the Plan, no other changes to the provisions described will be made. This summary is not intended to be a complete description of all the terms and provisions of the Plan. Any Stockholder of the Company may obtain a complete copy of the Plan upon written request to the Secretary of the Company at its principal office in Rancho Cordova, California.

ADMINISTRATION. The Plan is administered by the Compensation Committee consisting of two or more disinterested Bottee"). The Committee is responsible for the operation of the Plan and, subject to the terms thereof, makes all determinations regarding (i) participation in the Plan by employees of the Company or subsidiaries and (ii) the nature and extent of such participation. The interpretation and construction of any provisions of the Plan by the Committee shall be final. The Board may at any time remove a Committee member and appoint a successor, provided the successor is a disinterested Board member.

The Plan, as amended by the Board of Directors in 1997, provides that Committee members receive options to purchase 4,000 shares of common stock under the Plan provided that the Committee member serves as such for the entire year. Committee members shall not otherwise be entitled to participate in the Plan. Options shall be granted to Committee members for each year provided that the Committee member has served as such for the entire year and shall have a term of five years and an exercise price equal to the closing price of the Company's common stock as of the last business day of the calendar year. The options granted to Committee members shall be subject to similar forfeiture provisions and other restrictions as other participants under the Plan.

Other than the ability to receive options, Committee members shall serve without compensation, unless otherwise determined by the Board, provided that the Company shall pay the expenses of such members incurred in the administration of the Plan, subject to approval of the Board.

ELIGIBILITY. The Plan provides for the grant of options to officers, directors and employees of the Company (herein "participants"). The Committee determines which participants are to be granted options under the Plan. The options under the Plan which have not been granted may be granted to the participants except that Committee members may only receive options granted to them as Committee members.

TERMS OF OPTIONS. Each option will be evidenced by a st Company and the participants to whom such option may be granted. Options granted to persons other than Committee members under the Plan shall have a term of up to 10 years, as determined by the Committee, and shall be subject to the following additional terms and conditions:

EXERCISE  OF  OPTIONS.   Options  shall  become exercisable during a period  or
during such periods as the Committee shall  determine  and  may be specifically

<PAGE 5>

conditioned upon achieving specified performance goals. An option may be exercised by giving written notice of exercise to the Company, specifying the number of full shares of common stock to be purchased and tendering payment to the Company of the purchase price. The Committee may, in its discretion, allow a participant to pay the option price over such period of time as the Committee shall, from time to time, designate, provided that the participant shall execute a promissory note evidencing the debt on such terms and conditions as is determined by the Committee. Interest at prime rate shall be paid on any such promissory note and payment of the note in full must occur at the time of the sale of the underlying stock.

OPTION  EXERCISE  PRICE.   The option price will be determined by the Committee
and shall be the fair market value of the Company's common stock on the date of grant, based upon the closing price of the common stock on that date.

EMPLOYMENT AGREEMENT. The Committee may include in an option agreement a condition that the participant shall agree to remain in the employ of the Company for a specified period of time following the date of grant.

TERMINATION OF STATUS AS AN EMPLOYEE OR DIRECTOR. If the participant ceases to serve as an employee, officer or director of the Company, the options held by the optionee may be exercised within 90 days after the date he ceases to be an employee, officer or director as to all or part of the shares that the optionee was entitled to exercise at the date of such termination an-day period all unexercised options shall terminate. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

DEATH. If an optionee should die while serving as an employee, officer or director of the Company, the options held by the participant may be exercised by the participant's estate at any time within six months after the death and shall terminate thereafter. If a participant should die within one month after ceasing to serve as an employee, officer or director of the Company, the options may be exercised within six months after the death to the extent the option was exercisable on the date of such death. Notwithstanding the foregoing, in no event may an option be exercised after its term has expired.

SUSPENSION OR TERMINATION OF OPTIONS. No option shall be exercisable by any person after its expiration date. If the Committee reasonably believes that a participant has committed an act of misconduct, the Committee may suspend the participant's right to exercise any option pending a final determination by the Committee. If the Committee determines a participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company, or induces any principal for whom the Company acts as an agent to terminate such agency relationship, neither the participant nor his or her estate shall be entitled to exercise any option whatsoever. In making such determination, the Committee shall act fairly and in good faith and shall give the participant an opportunity to appear and present evidence on the participant's behalf at a hearing before the Come Committee shall be final and conclusive unless overruled by the Board of Directors.

NONTRANSFERABILITY OF OPTIONS. An option is nontransferable, other than by will or the laws of descent and distribution, and is exercisable only by the participant during his or her lifetime or, in the event of death, by the executors, administrators, legatees or heirs of his or her estate during the time period provided above.

HOLDING REQUIREMENTS. To the extent required by Rule 16b-3, as promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, all participants who are officers or directors of the Company shall not be entitled to transfer any shares of common stock received upon the exercise of the options granted under the Plan for a period of six months from the date that such options were granted.

OTHER  PROVISIONS.   The  option   agreement  may  contain  such  other  terms,
provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event any change, such as a stock split, is made in the Company's capitalization which results in an exchange of common stock for a greater or lesser number of shares, an appropriate adjustment shall be made in the option price and in the number of shares subject to the option. In the event of the proposed dissolution or liquidation of the Company, all outstanding options shall automatically terminate, provided that the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise his or her options. In the event of the sale of all or substantially all of the Company's assets or the merger of the Company with or into another corporation, (i) if the Company is the surviving corporation following a merger or consolidation each option shall, upon exercise, entitle the holder to the issuance of securities to which a holder of the number of shares of common stock subject to the option would be entitled after the merger or consolidation, or (ii) all options shall otherwise terminate, provided that the participant shall have the right, immediately prior to the merger, consolidation, dissolution or liquidation to exercise his or her options.

AMENDMENT AND TERMINATION. The Board of Directors may amend the Plan at any time or from time to time or may terminate it without approval of the Stockholders; provided, however, that Stockholder approval is required for any amendmenor which options may be granted, changes the designation of the class of persons eligible to be granted options, or materially increases the benefits which may accrue to participants under the Plan. Notwithstanding the foregoing, no action by the Board of Directors or Stockholders may alter or impair any option previously granted under the Plan without the consent of the participant.

VOTE REQUIRED

The affirmative vote of the majority of shares present or represented and voting at the Meeting is required to approve Proposal Two.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF AN AMENDMENT TO THE 1994 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN BY 450,000 TO 1,450,000 TOTAL SHARES.


          EXECUTIVE COMPENSATION OF MANAGEMENT, OWNERSHIP OF CERTAIN
                STOCKHOLDERS, AND CERTAIN RELATED TRANSACTIONS

The following table sets forth certain information with respect to executive officers of the Company.

NAME                   POSITIONS WITH THE COMPANY      AGE   OFFICE HELD SINCE

Philip H. Coelho     President, and Chief Executive
                     Officer                            53        1989{(1)}

Charles de B.
 Griffiths           V.P. Marketing, Secretary and
                     Director                           47        1990

Walter J. Ludt, III  C.O.O., V.P., and C.F.O.           53        1995{(2)}

David C. Adams       V.P. Business Development
                     and General Counsel                39        1996

Michael Zmuda, PhD,
 RAC                 V.P. Regulatory Affairs
                     and Quality Systems                59        1997

Roger Kane           Director of Research and
                     Development                        49        1996

Liddel Kam           Director of Quality Control
                     & Documentation                    46        1996
NOTES TO TABLE

{(1)} Prior to becoming President,  Mr.  Coelho  served  as Vice President and
      Director of Research, Development and Manufacturing from October 1986 to September 1989.
{(2)} Mr.  Ludt  previously  served as Chief Financial Officer, Secretary  and
      Treasurer for the Company from June 1992 to February 1994.

Executive officers are elected annually by the Board of Directors and serve at the pleasure of the Board. Messrs. Coelho, Ludt, Griffiths and Adams have entered into employment agreements with the Company which expire in 1999. There is no family relationship between any of the officers and directors. None of the officers or directors have been involved in a legal proceeding within the past five years which is material to an evaluation of his ability or integrity. Mr. Coelho is a member of the Board of Directors of Patient
Education Media, Inc. Mr. McEnany is currently a member of the Royce Laboratories Board of Directors. Dr. Huckel is a member of the Sano Corporation and Titan Pharmaceuticals, Inc. Board of Directors.

The biographies of Messrs. Coelho, Griffiths and Ludt can be found on page 3.

Mr. Adams joined the Company at the end of November 1996 as General Counsel, and filled the newly created position of Vice President of Business Development. Prior to joining the Company, Mr. Adams was in private practice representing public and private corporations in the areas of intellectual property, corporate finance, mergers and acquisitions, and regulatory matters. Mr. Adams received his Bachelor of Arts Degree in Psychology, with High Distinction, from the University of Colorado, Colorado Springs in 1984, and his Juris Doctorate, with Distinction, from the University of the Pacific, McGeorge School of Law in 1988.

Dr. Zmuda joined the Company in February 1997 as V.P. of Regulatory Affairs and Quality Systems. After serving as Assistant Professor of Pharmacology at Southern Illinois University School of Medicine for five years, Dr. Zmuda worked at Baxter-Travenol Laboratories, CD Medical, Inc., and American Sterilizer Company ("AMSCO"). Prior to joining the Company, Dr. Zmuda held the position of Director of Regulatory Affairs at AMSCO from 1989 through 1996 when AMSCO merged with Steris Corporation. Dr. Zmuda received his Bachelor of Arts Degree in Psychology in 1969, and his Physical Doctorate in Pharmacology in 1975, both from the University of Minnesota.

Prior to joining the Company in December 1996, Mr. Kane worked as the Director of Product Development and Manufacturing for Integrated Surgical Systems, a position he had held since 1994. From 1993 through 1994, Mr. Kane was a private Consultant to a start-up business that had designed a proprietary anesthesia delivery system, and from 1986 through 1993, Mr. Kane served as V.P. of Engineering for Bear Medical Systems in Southern California. Mr. Kane received his Bachelor of Science Degree in Electrical Engineering from Ohio State University in 1970 and his Masters Degree in Business Administration from the University of Wisconsin in 1984.

Prior to joining the Company, Mr. Kam served as the Director of Quality Assurance and Regulatory Compliance for Hayes Medical, Inc. For the six year period prior to that, Mr. Kam served as the Regulatory Compliance Specialist for Intermedics Orthopedics, Inc., and as the manager of Quality Assurance and Regulatory Affairs for MicroAire Surgical Instruments, Inc. Before that, Mr. Kam performed routine and special investigations of medical device manufacturers for the United States Food and Drug Administration's Los Angeles and San Francisco District Offices from 1977 through 1990. Mr. Kam received his Bachelor of Science Degree in Physiology in 1972 and his Master's of Science Degree in Physiology in 1975, both from the University of California, Davis.

BOARD MEETINGS

During the fiscal year ended June 30, 1996, the Board took action 7 times, by meeting or consent. All directors were either present at the meeting or consented in writing to the action. The Compensation Committee conducted 3 meetings during the fiscal year ended June 30, 1996, all members were present.

BOARD COMMITTEES

The Company currently has a Compensation Committee and an Audit Committee.

At fiscal year end, the Audit Committee consisted of Charles de B. Griffiths, Noel K. Atkinson and Sid V. Engler. The Audit Committee coordinates and oversees the Company audit performed by outside auditors.

The Compensation Committee consisted of two non-employee directors, Noel K. Atkinson and Sid V. Engler. The Compensation Committee reviews and approves the executive compensation policies and determines employee option grants. The following report submitted by the Compensation Committee describes the compensation policies and rationales applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended June 30, 1996.



                         COMPENSATION COMMITTEE REPORT


Compensation Philosophy

The Company's philosophy in determining its compensation policies for executives revolves around the desire to maximize shareholder value over time. Therefore, the primary goal of the Company's executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officers. In order to achieve this goal, the Company attempts to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company and (ii) encourage executives to manage from the perspective of owners with an equity stake in the Company. The Company currently uses three integrated components - Base Salary, Incentive Compensation and Stock Options - to achieve these goals.


      Base Salary

The Base Salary component of total compensation is designed to compensate executives competitively within the industry and the marketplace. The Committee reviewed and approved new employment agreements for Messrs. Coelho, Griffiths, and Ludt and approved a similar employment agreement in December of 1996 for Mr. Adams. Base Salaries were established by the Committee based upon Committee compensation data, the executive's job responsibilities, level of experience, individual performance and contribution to the business. Executive officer salaries have been targeted at slightly below average rates paid by competitors and other public companies in the area. In order to evaluate the Company's competitive posture in the industry, the Committee reviewed and analyzed the compensation packages, including base salary levels, offered by other public companies in the Sacramento area and Northern California generally. The competitive information was obtained from proxy statements prepared by those companies. In making base salary decisions, the Committee exercised its discretion and judgment based upon the above-mentioned factors and did not apply a specific formula to determine the weight of any one factor.


      Incentive Bonuses

The Incentive Bonus component of executive compensation is designed to reflect the Committee's belief that a portion of the compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each executive officer. The Incentive Bonus is intended to motivate and reward executive officers by allowing the executive officers to directly benefit from the success of the Company. Messrs. Coelho, Ludt and Griffiths are entitled to receive up to one half of one percent of the Company's net profits, provided however, that such incentive compensation does not exceed ten percent of the executive officer's annual Base Salary, i.e., no more than $12,000 - $15,000.


      Long Term Incentives

The Committee provides the Company's executive officers with long-term incentive compensation in the form of stock option grants under the Company's Amended 1994 Stock Option Plan. The Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Company's Common Stock. The Committee believes that stock options directly motivate an executive to maximize long-term shareholder value. All options granted to executive officers to date have been granted at the fair market value of the Company's Common Stock on the date of grant, except for the repricing of options granted to Messrs. Coelho and Ludt on May 29, 1996 which were repriced on April 2, 1997. The Committee considers each option subjectively, considering factors such as the individual performance of the executive officer and the anticipated contribution of the executive officer to the attainment of the Company's long-term strategic performance goals. Stock Options granted in prior years are also taken into consideration.

      Respectfully Submitted,
      THERMOGENESIS CORP. COMPENSATION COMMITTEE

      Noel K. Atkinson
      Sid V. Engler

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash compensation paid in the past three years for all services of Executive Officers of the Company.

                          SUMMARY COMPENSATION TABLE

                                            ANNUAL COMPENSATION                         LONG-TERM COMPENSATION

                                                                       OTHER ANNUAL
NAME AND PRINCIPAL                                                     COMP.         RESTRICTED STOCK    OPTIONS GRANTED
POSITION                  YEAR        SALARY              BONUS                       AWARD(S)
Philip H. Coelho,         1994       $ 106,795             $ 0         $ 15,000{(1)}    $ 0                  -0-
President and Chief       1995       $ 110,000             $ 0         $ 27,296{(2)}    $ 0                  -0-
Executive Officer         1996       $ 110,000             $ 0         $ 27,263{(3)}    $ 0                250,000{(4)}

Charles de B.             1994       $  80,000             $ 0         $ 12,000{(5)}    $ 0                  -0-
Griffiths, V.P.           1995       $  80,000             $ 0         $ 12,000{(6)}    $ 0                  -0-
Marketing and             1996       $ 100,000             $ 0         $ 19,740{(7)}    $ 0                100,000{(8)}
Corporate Secretary

Walter J. Ludt, III,      1994{(9)}      N/A               N/A             N/A          N/A                  N/A
Chief Operating Officer,  1995       $  80,000             $ 0         $  7,200{(10)}   $ 0                  -0-
Chief Financial Officer   1996       $ 100,000             $ 0         $ 14,253{(11)}   $ 0                200,000{(12)}

{(1)} Represents payments of $7,200 annual automobile allowance and $7,800 in accrued vacation pay.

{(2)} Represents payments of $7,200 annual automobile allowance and $20,096 in accrued vacation pay.

{(3) }Represents payments of $7,200 annual automobile allowance and $20,096 in accrued vacation pay.

{(4) }Includes 200,000 options, and 50,000 stock options granted on May 29, 1996, repriced on April 2, 1997 at $2.312 per share.

{(5)  }Represents payments of $12,000 annual automobile allowance.

{(6)  }Represents payments of $12,000 annual automobile allowance.

{(7) }Represents payments of $9,600 annual automobile allowance and $12,512 in accrued vacation pay.

{(8)  }Includes replacement option of 100,000.

{(9)  }Mr. Ludt was not employed as an officer of the Company in 1994.

{(10) }Represents payments of $7,200 annual automobile allowance.

{(11) }Represents payments of $8,100 annual automobile allowance and $6,153 in accrued vacation pay.

{(12) }Includes 100,000 options, and 50,000 stock options granted on May 29,
      1996, repriced on April 2, 1997 to $2.3125 per share.
______________________

EMPLOYMENT AGREEMENT

In June 1996, the Company and Mr. Coelho entered into a new employment agreement whereby Mr. Coelho agreed to serve as President and Chief Executive Officer of the Company and receive compensation equal to $160,000 per year and a $800 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by Mr. Coelho or by the Company with or without cause. In the event Mr. Coelho is terminated by the Company without cause, Mr. Coelho will be entitled to receive severance pay equal to the greater of six months of his annual salary or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Coelho is terminated other than "for cause" upon a change of control, Mr. Coelho shall be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or
(iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in June 1999.

In June 1996, the Company and Charles de B. Griffiths entered into a new employment agreement whereby Mr. Griffiths agreed to serve as Vice-President of Marketing and Sales of the Company and receive compensation equal to $120,000 per year and a $750 per month car allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by Mr. Griffiths or by the Company with or without cause. In the event Mr. Griffiths is terminated by the Company without cause, Mr. Griffiths will be entitled to receive severance pay equal to the greater of six months of his annual salary, or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Griffiths is terminated following a change of control, Mr. Griffiths shall be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in June 1999.

In June 1996, the Company and Walter J. Ludt, III entered into an employment agreement whereby Mr. Ludt agreed to serve as Chief Operating Officer and Chief Financial Officer of the Company and receive compensation equal to $120,000 per year and a $750 per month car allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by Mr. Ludt or by the Company with or without cause. In the event Mr. Ludt is terminated by the Company without cause, he will be entitled to receive severance pay equal to the greater of six months of his annual salary, or the remaining term of the agreement. In addition, the employment agreement provides that in the event Mr. Ludt is terminated following a change of control, he shall be paid an amount equal to three times his annual salary. The phrase "change of control" is defined he issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in June 1999.

In December 1996, the Company and Mr. Adams entered into an employment agreement whereby Mr. Adams agreed to serve as Vice President of Business Development and General Counsel of the Company and receive compensation equal to $110,000 per year and a $650 per month automobile allowance, subject to annual increases as may be determined by the Board of Directors. The employment agreement may be terminated by mutual consent of the Company and Mr. Adams or by the Company with or without cause. In the event Mr. Adams is terminated by the Company without cause, Mr. Adams will be entitled to receive severance pay equal to the greater of six months of his annual salary, excluding any amounts for benefits or automobile allowance or an amount equal to the then current per month Base Salary multiplied by the number of calendar months remaining in the Agreement. In addition, the employment agreement provides that in the event Mr. Adams is terminated other than "for cause" upon a change of control, Mr. Adams will be paid an amount equal to three times his annual salary. The phrase "change of control" is defined to include (i) the issuance of 33% or more of the outstanding securities to any individual, firm, partnership, or entity, (ii) the issuance of 33% or more of the outstanding securities in connection with a merger, or (iii) the acquisition of the Company in a merger or other business combination. The employment agreement expires by its terms in November 1999.

OPTIONS GRANTED IN LAST FISCAL YEAR

The following options were granted to certain officers. The Company's Compensation Committee granted replacement options to certain of its officers to compensate those officers for entering into a lock-up agreement during financing in the 1996 fiscal year. As a result of the lock-up agreement, significant options exercisable at $0.53 per share expired, and replacement options exercisable at $2.125 per share were granted. The following table sets forth the individual grant of options to officers of the Company during the year ended June 30, 1996 -- all option grants and values have been adjusted to reflect the one-for-two stock consolidation effected by the Company on June 14, 1996. No officers or directors exercised any options during the year.

                               INDIVIDUAL GRANTS

                                     Percent of Total
                                     Options Granted
                    Number of        to Employees in                                   Potential Realized Value at
                    Securities       Fiscal Year                                       Assumed Annual Rates of Stock
                    Underlying                       Exercise Base                     Price Appreciation for Option
                    Options                          Price ($/sh)    Expiration Date   Term
Director            Granted{(1)(2)}
                                                                                       10%($){(3)}    5%($){3}
Philip Coelho        50,000             9.40%        $ 2.3125{(4)}     5/29/01          $  31,947       $  70,589
                    200,000            37.65%        $ 2.125          10/23/01          $ 117,428       $ 259,463
Walter Ludt          50,000             9.40%        $ 2.3125{(5)}     5/29/01          $  31,947       $  70,589
                     50,000             9.40%        $ 3.88            8/1/00           $  53,602       $ 118,437
                    100,000            18.82%        $ 2.125          10/23/01          $  58,714       $ 129,731
Charles Griffiths   100,000            18.82%        $ 2.125          10/23/01          $  58,714       $ 129,731

FOOTNOTES TO TABLE
{(1)}
   The exercise price of the options granted during fiscal year 1996 was equal to the closing market price of the Company's common stock on the date the option was granted.

{(2)}
   All options granted in 1996 to the named Executive Officers were pursuant to the Company's Amended 1994 Stock Option Plan. The grants were non-statutory stock options.

{(3)}
   The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future common stock prices, or actual performance.

{(4)}
   Options were repriced on April 2,1997 at $2.3125.

{(5)}
   Options were repriced on April 2, 1997 at $2.3125.

AGGREGATED OPTION EXERCISES  IN  LAST  FISCAL  YEAR  AND FISCAL YEAR-END OPTION
VALUES

The following table sets forth executive officer options exercised and option values for fiscal year 1996, as adjusted for the Company's one-for-two stock consolidation effected June 14, 1996 for all fiscal year executive officers.

                                               Number of Options    Value of Unexercised
                                               at FY end            Options at FY End
                  Shares Acquired   Value      (Exercisable/        (Exercisable/
Name              or exercised      Realized   UNEXERCISABLE)       UNEXERCISABLE){(1)}
Philip H. Coelho        _              -       425,000{(2)}/         $ 786,188/
                                                           -0-               $ -0-

Charles de B. Griffiths -              -       225,000{(3)}/         $ 467,813/
                                                           -0-               $ -0-

Walter Ludt, III        -              -       183,333{(4)}/         $ 262,500/
                                                        16,667               $  21,875
<TABLE/>
FOOTNOTES TO TABLE

{(1)} Based  on  June  30,  1996  year  end closing bid price of $4.3125 per share.
{(2)} Options  to  acquire  200,000  shares at  $0.53  per  share  (pre-stock consolidation) expired in November 1995 and are not included.
{(3)} Options  to  acquire  100,000 shares  at  $0.53  per  share  (pre-stock consolidation) expired in November 1995 and are not included.
{(4)} Options  to  acquire  100,000   shares   at  $0.53  per  share (pre-stock
      consolidation) expired in November 1995 and are not included.

DIRECTORS COMPENSATION

All directors who are not employees of the Company  are  paid  a meeting fee of
$300 per Board meeting attended in person.  In addition, members of the Board's
Stock  Option  and  Compensation  Committee  receive options to purchase  4,000 shares of common stock upon completion of each  full  year  of  service on such
Committee.  (See "the Amended 1994 Stock Option Plan," below.)

THE AMENDED 1994 STOCK OPTION PLAN

The  Company's  Amended  1994  Stock  Option  Plan  (the "Plan") was originally approved  by  the Company's stockholders in January 1995  and  amended  at  the
Annual Meeting  on  May  29,  1996.   A total of 1,000,000 (post-consolidation)
shares were approved by the stockholders  for issuance under option agreements, subject to the Plan. Subject to Stockholder  approval, the Company is proposing to increase the numbers of shares subject to the  Plan by an additional 450,000 shares.  (See Proposal Two, above.)

The Plan permits the grant of stock options to employees, officers and certain directors. The purpose of the Plan is to attract the best available personnel to the Company and to give employees, officers and certain directors of the Company a greater personal stake in the success of the business.

As of June 30, 1996, 669,750 options had been granted under the Plan during the fiscal year. In addition, after June 30, 1996, options to purchase 205,000 shares of common stock were issued to certain employees in connection with normal employment practice, with exercise prices ranging from $2.3125 to $2.65 per share.

                                        12


PRINCIPAL STOCKHOLDERS
The Company is not aware  of  any  stockholder  of record who owns five percent
(5%) or more of the outstanding common stock, and  the Company has not received
any   Form  13d  filings  which  would  indicate  that  any  stockholder   owns
beneficially more than five percent (5%) or more of the Company's common stock.
The table  on  page  2  of  this proxy statement sets forth, as of May 1, 1997, certain information with respect  to  the beneficial ownership of shares of the
Company's common stock by all directors  and  executive officers of the Company individually, and all directors and all executive  officers of the Company as a
group.   As  of  May  1,  1997, there were 15,834,005 shares  of  common  stock outstanding.

                   FIVE YEAR COMMON STOCK PERFORMANCE GRAPH

                         [Performance graph appears here]




















                                 GRAPH LEGEND

SYMBOL  CRSP TOTAL RETURNS INDEX  FOR:  06/30/92  06/30/93  06/30/94  06/30/95  06/30/96
----    THERMOGENESIS CORP.              100.0    287.0     139.1      217.4    300.0

 .  _ .  Nasdaq Stock Market
        (US Companies)                   100.0    120.0     121.1      161.7    207.6

_ _ _ _ Nasdaq Stocks SIC 3580-3589
        US and Foreign - Refrigeration
        Service Industry Machinery       100.0    112.2     140.8      155.9    189.5
<TABLE/>
NOTES TO PERFORMANCE GRAPH:
      A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
      B. The indexes are reweighted  daily, using the market capitalization on the previous trading day.
      C. If the monthly interval, based  on  the  fiscal  year-end,  is  not a trading day, the preceding trading day is used.
      D. The index level for all series was set to $100.0 on 06/03/92.

                                       13

There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The market price of the Company's common stock in recent years has fluctuated significantly and it is likely that the price of the stock will fluctuate in the future. The Company does not endorse any predictions of future stock performance. Furthermore, the stock performance chart is not considered by the Company to be (i) soliciting material, (ii) deemed filed with the Securities and Exchange Commission, and (iii) to be incorporated by reference in any filings by the Company under the Securities Act of 1933, or the Securities Exchange Act of 1934.


CERTAIN RELATED TRANSACTIONS

There were no related party or interested party transactions involving the Company during the fiscal year ended June 30, 1996, or from that date to the date of this proxy statement.


COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

Based solely upon a review of Forms 3, 4 and 5 delivered to the Company as filed with the Securities and Exchange Commission ("Commission"), directors and officers of the Company timely filed all required reports pursuant to Section 16(a) of the Securities Exchange Act of 1934 except for the late filing of Form 3 by Dr. Zmuda, V.P. Regulatory Affairs, due to travel and relocation.

There is no Director or Officer or Director nominee that is indebted to the Company for the fiscal year ended June 30, 1996 or from that date to the date of this proxy statement.



                                 OTHER MATTERS


RELATIONSHIP WITH INDEPENDENT AUDITORS

The Company has retained the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending June 30, 1997. The Company expects a representative of Ernst & Young LLP to be present at the Annual Meeting of Stockholders and the representative will have an opportunity to make a statement if he desires to do so. Such representative will be available to respond to appropriate questions.


TRANSFER AGENT

The  American  Securities  Transfer  and  Trust,  Inc. located at 1825 Lawrence
Street,  Suite  444,  Denver,  CO   80202-1817 is the transfer  agent  for  the
Company's common stock.


ACTION ON OTHER MATTERS

The Board of Directors of the Company knows of no other matters that may, or are likely, to be presented at the Meeting. However, in such event, the persons named in the enclosed form of proxy will vote such proxy in accordance with their best judgement in such matters pursuant to discretionary authority granted in the proxy.

STOCKHOLDER PROPOSALS

Stockholder proposals to be included in the Company's Proxy Statement and Proxy for its 1997 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Securities and Exchange Commission ("SEC") and must be received by the Company no later than August 11, 1997.


ADDITIONAL INFORMATION

EACH STOCKHOLDER HAS RECEIVED THE COMPANY'S 1996 ANNUAL REPORT CONTAINING THE COMPANY'S 1996 AUDITED FINANCIAL STATEMENTS, INCLUDING THE REPORT OF ITS INDEPENDENT PUBLIC ACCOUNTANTS. UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER, WITHOUT CHARGE, A COPY OF THE COMPANY'S 1996 FORM 10-KSB, FORM 10-KSB/A-1 AND FORM 10-KSB/A-2 AS FILED WITH THE SEC UNDER THE SECURITIES EXCHANGE ACT OF 1934 (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO AND A LIST BRIEFLY DESCRIBING THE EXHIBITS THERETO). STOCKHOLDERS SHOULD DIRECT ANY REQUEST TO THE COMPANY, 3146 GOLD CAMP DRIVE, RANCHO CORDOVA, CALIFORNIA 95670, ATTENTION: CHARLES DE B. GRIFFITHS, SECRETARY.



                           THERMOGENESIS CORP.

                           By Order of the Board of Directors



                           Charles de B. Griffiths, Secretary


Rancho Cordova, California

                                   EXHIBIT A

The following provision of the Company's Amended 1994 Stock Option Plan is proposed to be amended in the manner described in the Proxy Statement to which this Exhibit relates.

      "Section 3.1.  Shares subject to the Plan.

      The shares of stock of the Company subject to issuance under the Plan shall be shares of Common Stock. Except as otherwise provided in Section 2.2, the aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed 1,450,000."

                                THERMOGENESIS CORP.
                  3146 Gold Camp Drive, Rancho Cordova, CA  95670

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip H. Coelho and Charles de B. Griffiths, and each of them, as proxies with the power to appoint his or her or their successor, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of THERMOGENESIS CORP. ("the Company"), held of record by the undersigned on May 2, 1997, at the Annual Meeting of Stockholders to be held on May 29, 1997, at 10 a.m. (PDST), at the Radisson Inn at Lake Natoma, located at 702 Gold Lake Drive, Folsom, California 95630, and at any and all adjournments thereof.

1.    Election of Directors.

FOR all nominees listed below _____   WITHOUT AUTHORITY ____
(except as marked to the contrary below)  (to vote for all Nominees below)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

Philip H. Coelho       Charles de B. Griffiths        Hubert Huckel
Patrick McEnany        Walter J. Ludt, III


2. Approval of an Amendment to increase the number of shares of common stock underlying the Amended 1994 Stock Option Plan.

          FOR _______ AGAINST _________ ABSTAIN _____

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjournment.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, AND 2, AND IN THE DISCRETION OF THE PROXIES FOR ANY OTHER MATTER THAT IS PRESENTED.

Please sign exactly as your name appears on the share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:    _______________________

          __________________________________ __________________________________
          Name (Print)                       Name (Print) (if held jointly)



          __________________________________ __________________________________
          Signature                          Signature (if held jointly)


          __________________________________ _________________________________



          __________________________________ _________________________________
          (Address)                          (Address)




I will ___ will not ___
attend the meeting.

PLEASE MARK, SIGN, DATE  AND  RETURN  THE  PROXY  PROMPTLY  USING  THE ENCLOSED
ENVELOPE.





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